                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                Exchange Act of 1934 (Amendment No.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                            ENCORE WIRE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

     Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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         pursuant to Exchange Act Rule 0-11 (set forth the amount on which the
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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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
                            ENCORE WIRE CORPORATION
                               1410 MILLWOOD ROAD
                             MCKINNEY, TEXAS 75069


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 2, 1997


       NOTICE is hereby given that the annual meeting of stockholders of Encore Wire Corporation (the "Company") will be held on Friday, May 2, 1997, at 8:30 a.m., local time, at the Company's offices, 1410 Millwood Rd., McKinney, Texas, for the following purposes:

              (1)    To elect a Board of Directors for the ensuing year;

              (2) To consider and vote upon a proposal to amend the Company's Employee Stock Option Plan to (i) increase from 674,000 to 774,000 the aggregate number of shares of Common Stock of the Company reserved for issuance under the Plan and (ii) make certain clarifying changes required by the Internal Revenue Code as currently in effect.

              (3) To ratify the appointment of Ernst & Young LLP as auditors to audit the financial statements of the Company for the fiscal year ending December 31, 1997; and

              (4) To transact such other business as may properly come before the meeting or any adjournment thereof.

       Only stockholders of record at the close of business on March 10, 1997, are entitled to notice of and to vote at the meeting or any adjournment thereof.

       A record of the Company's activities and consolidated financial statements for the year ended December 31, 1996, are contained in the enclosed 1996 Annual Report.


Dated:  March 26, 1997.


                                           By Order of the Board of Directors



                                                   SCOTT D. WEAVER
                                                      Secretary

                            --------------------

       WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE. IF YOU DO ATTEND THE MEETING IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. THE PROMPT RETURN OF PROXIES WILL INSURE A QUORUM AND SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION.

                            ENCORE WIRE CORPORATION
                               1410 MILLWOOD ROAD
                             MCKINNEY, TEXAS 75069

                                PROXY STATEMENT

                       For Annual Meeting of Stockholders
                           To be Held on May 2, 1997

                                    GENERAL

       The accompanying proxy is solicited by the Board of Directors of Encore Wire Corporation (the "Company") for use at the annual meeting of stockholders of the Company to be held at the time and place and for the purposes set forth in the foregoing notice. The approximate date on which this proxy statement and the accompanying proxy are first being sent to stockholders is March 26, 1997.

       The cost of soliciting proxies will be borne by the Company. The Company has retained Corporate Investor Communications, Inc., a proxy solicitation firm located in Carlstadt, New Jersey, to solicit proxies from brokers, banks, nominees, institutional holders and individual holders for use at the meeting at a fee not to exceed $1,500 plus certain expenses. In addition, the Company may use certain of its officers and employees (who will receive no special compensation therefor) to solicit proxies in person or by telephone, facsimile, telegraph or similar means.

PROXIES

       Shares represented by a proxy in the accompanying form, duly signed, dated and returned to the Company and not revoked, will be voted at the meeting in accordance with the directions given. If no direction is given, such shares will be voted for the election of the nominees for directors named in the accompanying form of proxy and for the other proposals set forth in the notice. Any stockholder returning a proxy may revoke it at any time before it has been exercised by giving written notice of such revocation to the Secretary of the Company, by filing with the Company a proxy bearing a subsequent date or by voting in person at the meeting.

VOTING PROCEDURES AND TABULATION

       The Company will appoint one or more inspectors of election to act at the meeting and to make a written report thereof. Prior to the meeting, the inspectors will sign an oath to perform their duties in an impartial manner and to the best of their abilities. The inspectors will ascertain the number of shares outstanding and the voting power of each of such shares, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots and perform certain other duties as required by law.

       The inspectors will tabulate (i) the number of votes cast for or withheld as to the vote on each nominee for director and (ii) the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, as to (a) the proposal to amend the Company's Employee Stock Option Plan and (b) the approval of the appointment of auditors. Under Delaware law and the Company's Certificate of Incorporation and Bylaws abstentions and broker non-votes will have no effect on the voting on the election of directors, provided a quorum is present, because directors are elected by a plurality of the shares of Common Stock present in person or by proxy at the meeting and entitled to vote. An abstention with respect to the proposals to amend the Employee Stock Option Plan and approve the appointment of auditors will effectively count as a vote against such proposal. A broker non-vote or other limited proxy as to the proposals to amend the Employee Stock Option Plan and approve auditors will be counted towards a meeting quorum, but can not be voted on such proposal and therefore will not be considered a part of the voting power with respect to that proposal. This has the effect of reducing the number of shares required to be voted in favor of the proposal in order to approve it.

                               VOTING SECURITIES

       The only voting security of the Company outstanding is its Common Stock, par value $.01 per share. Only the holders of record of Common Stock at the close of business on March 10, 1997, the record date for the meeting, are entitled to notice of and to vote at the meeting. On the record date, there were 7,124,717 shares of Common Stock outstanding and entitled to be voted at the meeting. A majority of such shares, present in person or by proxy, is necessary to constitute a quorum. Each share of Common Stock is entitled to one vote.

                             ELECTION OF DIRECTORS

       The business and affairs of the Company are managed by the Board of Directors, which exercises all corporate powers of the Company and establishes broad corporate policies. The Bylaws of the Company provide for nine directors. At the meeting eight directors will be elected with one vacancy on the Board to remain after the meeting. The vacancy was created when Michael A. Stone, who was elected to the Board in April 1989, resigned from the Board effective as of February 13, 1995. The Board has not selected a nominee to replace Mr. Stone but will consider qualified candidates for later appointment to the Board. No stockholder approval or ratification is required for the Board to fill such vacancy.

       Directors are elected by plurality vote, and cumulative voting is not permitted. All duly submitted and unrevoked proxies will be voted for the nominees for director selected by the Board of Directors, except where authorization so to vote is withheld. If any nominee should become unavailable for election for any presently unforeseen reason, the persons designated as proxies will have full discretion to vote for another person designated by the Board. Proxies cannot be voted for a greater number of persons than the number of nominees for the office of director named herein. Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified.

       The nominees of the Board for directors of the Company are named below. Each of the nominees has consented to serve as a director if elected. The table below sets forth certain information with respect to the nominees. All the nominees are presently directors of the Company and, except John H. Wilson, have served continuously as directors since the date of their first election to the Board. Mr. Wilson served as a director from April 1989 until May 1993 and was re-elected to the Board in May 1994.


VINCENT A. REGO, age 73,           Mr. Rego has been Chairman of the Board of
director since April 1989.         Directors of the Company since April 1989.
                                   In October 1996, he assumed the duties of President and Chief Executive Officer. Mr.
                                   Rego served as President, Chief Executive
                                   Officer and Chairman of the Board of
                                   Directors of Capital Wire and Cable
                                   Corporation, a manufacturer of electrical wire and cable products, from 1978 until the company was sold to The Penn Central
                                   Corporation in 1988. Prior thereto, Mr. Rego was associated with predecessors of Capital
                                   Wire in various executive capacities.

DONALD M. SPURGIN, age 59,         Mr. Spurgin has been a director of the
director since April 1989          Company since April 1989 and served as
                                   President and Chief Executive Officer from
                                   April 1989 to October 1996, and as Secretary of the Company from April 1989 to April 1992.
                                   In October 1996, Mr. Spurgin resigned for health reasons as President and Chief
                                   Executive Officer and was elected Vice
                                   Chairman of the Board of Directors.  From
                                   1979 to 1988, Mr. Spurgin was Executive Vice
                                   President, Chief Operating Officer and a director of Capital Wire and Cable
                                   Corporation. Prior thereto, Mr. Spurgin was associated with predecessors of Capital Wire in various executive capacities.

DONALD E. COURTNEY, age 66,        Since 1994, Mr. Courtney has served as
director since April 1989          President and Chairman of the Board of
                                   Directors of Investech, Ltd., which is a private importing firm. Mr. Courtney served as President and Chairman of the Board of Directors of S.O.I. Industries, Inc. from
                                   1982 until 1994. During that period, he was also Chairman of the Board of Directors of two subsidiaries of S.O.I. Industries, Inc., Magnatech Corporation, which is engaged in videotape duplication, and Tempo Lighting,
                                   Inc., which manufactures residential
                                   lighting. Mr. Courtney retired and resigned from these positions in June 1994. Mr.
                                   Courtney was re-elected to the Board of
                                   Directors of Temp Lighting and elected to the Board of Directors of F.O.M. Corporation, a manufacturer of floor cleaning equipment.

A. A. GINGELL, age 80,             Mr. Gingell served as President of A.A.
director since May 1993            Gingell Co., Inc., a manufacturers'
                                   representative for electrical wire and cable products, until his retirement in 1991 and for more than five years prior to that time.
                                   He served as a director of Capital Wire and Cable Corporation from 1980 until 1988.

DANIEL L. JONES, age 33,           Mr. Jones has been Vice President -- Sales
director since May 1994            and Marketing of Encore since May 1992.  From
                                   1988 until joining the Company in 1989, he was employed as a sales representative by Lone Star Transportation Inc., a freight brokerage firm. From 1985 to 1988, while pursuing his education, Mr. Jones attended college while working on a part time basis for Capital Wire and Cable Corporation.

JOHN P. PRINGLE, age 67,           Mr. Pringle has been President of Tekserco
director since August 1990         Inc., which owns and operates pay telephones,
                                   since 1990. Prior thereto, Mr. Pringle was employed in various capacities by Capital
                                   Wire and Cable Corporation, most recently as Vice President -- Engineering.

WILLIAM R. THOMAS, age 68,         Mr. Thomas has been President since 1980 and
director since April 1989          Chairman of the Board since 1982 of Capital
                                   Southwest Corporation, a publicly owned
                                   venture capital investment firm.  Prior
                                   thereto, Mr. Thomas was associated with
                                   Capital Southwest Corporation in various executive capacities. Mr. Thomas was a director of Capital Wire and Cable
                                   Corporation in 1987 and 1988. Mr. Thomas is also a director of Alamo Group, Inc., which provides heavy-duty mowing equipment for agricultural, commercial and governmental users, and Palm Harbor Homes, Inc., a manufactured housing company.

JOHN H. WILSON, age 54,            Mr. Wilson has been President of Whitehall
director from April 1989           Corporation since May 1, 1995 and President
until May 1993 and since           of U.S. Equity Corporation, a venture capital
May 1994                           firm, since 1983.  Mr. Wilson, who was a
                                   director of Capital Wire and Cable
                                   Corporation from 1985 to 1988, is also a director of Capital Southwest Corporation,
                                   Whitehall Corporation, which modifies and rebuilds commercial and military aircraft and designs and manufactures marine sensor systems, Norwood Promotional Products, Inc., which manufactures and supplies custom imprinted promotional materials, and Palm
                                   Harbor Homes, Inc., a manufactured housing company.


       There is no family relationship between any of the nominees or between any of the nominees and any executive officer of the Company, except that Daniel L. Jones, a nominee for director and Vice President -- Sales and Marketing of the Company, is the son-in-law of Mr. Spurgin, Vice Chairman of the Board of Directors of the Company. For information regarding certain business relationships between certain of the nominees and the Company, see "Certain Transactions." Mr. Thomas and Mr. Wilson were originally elected to the Board of Directors of the Company pursuant to the terms of a Purchase Agreement dated April 25, 1989 between the Company, Capital

Southwest Venture Corporation and certain other persons. Certain provisions of that agreement, including the provisions pursuant to which Messrs. Thomas and Wilson were elected to the Board, were terminated in connection with the initial public offering of the Company's Common Stock in 1992.

            ADDITIONAL INFORMATION REGARDING THE BOARD OF DIRECTORS

BOARD MEETINGS AND COMMITTEES

       As permitted by the bylaws of the Company, the Board has designated from its members a compensation committee and an audit committee. The Company does not have a standing nominating committee of the Board or any other committee that performs a similar function. During 1996, the Board of Directors held four meetings. All directors attended at least 75% of such meetings. The current committees of the Board, the composition and functions thereof and the number of meetings held in 1996 is set forth below.

              Compensation Committee. In 1996, the members of the compensation committee were Donald E. Courtney, William R. Thomas and John H. Wilson. The committee met three times during 1996. The role of the compensation committee is to review the performance of officers, including those officers who are also members of the Board, and to set their compensation. The committee also supervises and administers the Company's Employee Stock Option Plan and all other compensation and benefit policies, practices and plans of the Company.

              Audit Committee. In 1996, the members of the audit committee were Donald E. Courtney, William R. Thomas and John H. Wilson. During 1996, the audit committee met one time. The role of the committee is to review with the Company's auditors the scope of the audit procedures to be applied in the conduct of the annual audit as well as the results of the annual audit.

       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

       The following table sets forth as of March 10, 1997 the beneficial ownership of Common Stock of the Company (the only equity securities of the Company presently outstanding) by (i) each director and nominee for director of the Company, (ii) each person who was known to the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock and
(iii) all directors and executive officers of the Company as a group.

                                                               COMMON STOCK
                                                           BENEFICIALLY OWNED (1)
                                                         ------------------------
                                                            NUMBER     PERCENT OF
NAME                                                      OF SHARES      CLASS
----                                                     ----------    ----------
Directors and Nominees for Director
Donald E. Courtney  . . . . . . . . . . . . . . . . . .        52,225        .7%
A. A. Gingell . . . . . . . . . . . . . . . . . . . . .       120,000       1.7%
Daniel L. Jones . . . . . . . . . . . . . . . . . . . .        37,340 (2)    .5%
John P. Pringle . . . . . . . . . . . . . . . . . . . .        75,751 (3)   1.1%
Vincent A. Rego . . . . . . . . . . . . . . . . . . . .       660,660 (4)   9.1%
Donald M. Spurgin . . . . . . . . . . . . . . . . . . .       501,371 (5)   6.9%
William R. Thomas . . . . . . . . . . . . . . . . . . .          --   (6)   --
John H. Wilson  . . . . . . . . . . . . . . . . . . . .          --   (6)   --

All directors and executive
  officers as a group (9 persons) . . . . . . . . . . .     2,667,406 (7)  35.9%

Beneficial Owners of 5% or More (excluding persons
  named above)
Capital Southwest Venture Corporation   . . . . . . . .     1,122,000 (8)  15.7%
J.P. Morgan & Co. Incorporated  . . . . . . . . . . . .       606,600 (9)   8.5%
Vinik Asset Management Group  . . . . . . . . . . . . .       637,000 (10)  8.9%
Heartland Advisors, Inc.  . . . . . . . . . . . . . . .       366,300 (11)  5.1%

----------

(1) Except as otherwise indicated, each stockholder named in the table has sole voting and investment power with respect to all shares indicated as being beneficially owned by such stockholder.

(2) Includes 24,650 shares of Common Stock subject to stock options that are exercisable within 60 days, 3,000 shares of Common Stock owned by Mr. Jones' spouse and 100 shares owned for the benefit of Mr. Jones' minor son. Mr. Jones disclaims beneficial ownership of the shares owned by his spouse.

(3) Includes 28,250 shares of Common Stock subject to stock options that are immediately exercisable.

(4) Includes 100,000 shares of Common Stock subject to stock options that are immediately exercisable and 50,000 shares of Common Stock owned by Mr. Rego's spouse. In addition, Mr. Rego's two adult sons own an aggregate of 270,000 shares of Common Stock not reported in the number shown above. Mr. Rego disclaims beneficial ownership of the shares owned by his wife and sons.

(5) Includes 100,000 shares of Common Stock subject to stock options that are immediately exercisable and 5,480 shares of Common Stock owned by Mr. Spurgin's spouse. Mr. Spurgin disclaims beneficial ownership of the shares owned by his spouse.

(6) William R. Thomas and John H. Wilson, directors of the Company, are both directors of, and Mr. Thomas is President and Chairman of the Board of, Capital Southwest Corporation, the parent corporation of Capital Southwest Venture Corporation. As indicated in the table, Capital Southwest Venture Corporation is a principal stockholder of the Company. Mr. Thomas and Mr. Wilson may be deemed to share voting and investment power with respect to the 1,122,000 shares of Common Stock beneficially owned by Capital Southwest Venture Corporation. Mr. Thomas and Mr. Wilson each disclaim beneficial ownership of such shares.

(7) Includes an aggregate of 298,400 shares of Common Stock that directors and executive officers have the right to acquire within 60 days pursuant to the exercise of stock options and 1,122,000 shares beneficially owned by Capital Southwest Venture Corporation.

(8) Includes 300,000 shares held by Capital Southwest Corporation, the parent corporation of Capital Southwest Venture Corporation, as to which Mr. Thomas and Mr. Wilson may be deemed to share voting and investment power as directors and, in the case of Mr. Thomas, as an officer, of Capital Southwest Corporation.

(9) Beneficial ownership of such shares was reported in a Schedule 13G amended December 31, 1996 by a filing with the Securities and Exchange Commission (the "SEC") by J.P. Morgan & Co. Incorporated ("J.P. Morgan") with respect to its beneficial ownership of Common Stock. In its amended Schedule 13G, J.P. Morgan reports that it beneficially owns all of the shares with sole dispositive power but has sole voting power with respect to only 330,400 of the shares. J.P. Morgan indicated in its amended Schedule 13G that it is a parent holding company that owns the shares indirectly through subsidiaries, which in turn own indirectly through clients who are entitled to receive dividends from, or the proceeds of the sale of, such securities.

(10) Beneficial ownership of such shares was reported in a Schedule 13D amended February 26, 1997 by a filing with the SEC by VGH Partners, L.L.C., Vinik Partners, L.P., Vinik Asset Management, L.P., Jeffrey N. Vinik, Michael S. Gordon, Mark D. Hostetter and Vinik Asset Management, L.L.C. (collectively, the "Vinik Group"). In its Schedule 13D, the Vinik Group reports that it beneficially owns all of the shares with shared voting power and shared dispositive power.

(11) Beneficial ownership of such shares was reported in a Schedule 13G dated February 12, 1997 filed with the SEC by Heartland Advisors, Inc. ("Heartland") with respect to its beneficial ownership of Common Stock. In its Schedule 13G, Heartland reports that it beneficially owns all of the shares with sole dispositive power, but has sole voting power with respect to 349,100 of the shares.

       The respective addresses of the holders of five percent or more of the Common Stock of the Company are as follows: Capital Southwest Venture Corporation, 12900 Preston Road, Dallas, Texas 75230; J.P. Morgan & Co. Incorporated, 60 Wall Street, New York, New York 10260; Vinik Asset Management Group, 260 Franklin Street, Boston, Massachusetts 02110; Heartland Advisors, Inc., 790 North Milwaukee Street, Milwaukee, WI 53202; Vincent A. Rego, 1410 Millwood Road, McKinney, Texas 75069; and Donald M. Spurgin, 1410 Millwood Road, McKinney, Texas 75069.

                             EXECUTIVE COMPENSATION

       The Compensation Committee Report appearing below and the information presented herein under the caption "Executive Compensation -- Performance Graph" shall not be deemed to be "soliciting material" or to be "filed" with the SEC or subject to the SEC's proxy rules, except for the required disclosure herein, or to the liabilities of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), and such information shall not be deemed to be incorporated by reference into any filing made by the Company under the Exchange Act or under the Securities Act of 1933.

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

To the Stockholders of
Encore Wire Corporation:

       The Compensation Committee of the Board of Directors (the "Committee") administers the compensation program for executive officers and other management level employees of the Company and makes all related decisions. The Committee also administers the Company's Employee Stock Option Plan and makes all decisions regarding the granting of stock options to employees of the Company under such plan.

       The goals of the Company's compensation program are to attract, retain and motivate competent executive officers who have the experience and ability to contribute materially to the long-term success of the Company. The individual judgments made by the Committee are subjective and are based largely on the Committee's perception of each executive's contribution to both past performance and the long-term growth potential of the Company. The principal elements of compensation for executive officers are base salary, discretionary bonus payments and stock options.

       Base salaries for 1997 were reviewed by the Committee in December 1996 for each of the executive officers on an individual basis, taking into consideration contributions to the Company's performance, length of tenure with the Company, compensation levels of comparable positions and internal equities among positions. Among other things, the Committee considered each officer's contribution to the success of the Company's business and to its foundation for future earnings growth, as well as such officer's role in achieving a higher level of customer satisfaction, increased market penetration and the efficient utilization of assets and employees in his area of responsibility.

       In addition to base salaries, discretionary cash bonuses may be paid to certain executive officers. In determining whether to grant bonuses and the amount of any such grants, the Committee considers both individual performance and the Company's overall performance, with particular emphasis on each executive's specific contributions to the Company's ability to achieve its long-term objectives. In December 1996, the Committee approved the payment of cash bonuses to certain executive officers and key managers for the first time since 1992, including a bonus of $250,000 to Vincent A. Rego.

       The 1997 compensation levels of Vincent A. Rego and Donald M. Spurgin were determined subjectively by the Committee based on their new responsibilities and/or the factors described in the preceding paragraphs. Mr. Spurgin's salary was decreased in October 1996 to $99,000 to reflect his resignation for health reasons from the position of President and Chief Executive Officer to become Vice Chairman of the Board of Directors. Mr. Rego's salary was increased to $250,000 per year effective January 1, 1997 to reflect his additional responsibilities as President and Chief Executive Officer.

       From time to time, the Committee has granted stock options under the Company's Employee Stock Option Plan (the "Plan") to executive officers and key employees to align their long-term interests with those of the stockholders. The Plan, which was adopted in 1990, initially reserved 374,000 shares of Common Stock for issuance pursuant to non-qualified and/or incentive stock options granted under the Plan. In February 1994, the Plan was amended to, among other things, increase the number of shares issuable under the Plan to a total 674,000 shares. In January 1997, the Board of Directors amended the Plan to, among other things, increase the number of shares issuable under the Plan to a total of 774,000 shares. The January 1997 amendments to the Plan is subject to approval by the Company's shareholders at the 1997 annual meeting. Stock options are granted at exercise prices not less than the fair market value on the date of the grant and thus will have no value unless the value of the Company's

Common Stock appreciates. The Committee believes that stock options provided a significant incentive for the option holders to enhance the value of the Company's Common Stock by continually improving the Company's performance. The Committee did not grant any options in 1996 to executive officers. During the three years ended December 31, 1996, options to purchase 355,200 shares were granted and options to purchase 50 shares were available under the Plan for grant at December 31, 1996. Subject to approval by the Company's shareholders of the amendment discussed above, the Committee granted options to purchase 44,000 shares, leaving 56,050 shares eligible for awards under the Plan.


                                            THE COMPENSATION COMMITTEE


                                            William R. Thomas, Chairman
                                            Donald E. Courtney
                                            John H. Wilson

SUMMARY COMPENSATION

       The following table sets forth summary information regarding the compensation awarded to, earned by or paid to the Chairman of the Board of the Company, President and Chief Executive Officer, Vincent A. Rego, and the Vice Chairman of the Board of Directors of the Company, Donald M. Spurgin.

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG TERM
                                                                                      COMPENSATION
                                                                                   ---------------------
                                             ANNUAL COMPENSATION                        AWARDS
                                   ---------------------------------------------------------------------
                                                                     OTHER
                                                                     ANNUAL
                                                                  COMPENSATION    SECURITIES UNDERLYING
    NAME AND                                                    ----------------         OPTIONS/
PRINCIPAL POSITION             YEAR      SALARY      BONUS             (1)               SARS(#)
------------------             ----     --------     -----          -------           -------------
 Vincent A. Rego               1996     $150,000    $250,000        $16,556
   Chairman, President         1995      150,000           -         16,829
   and Chief Executive         1994      120,000                     16,993               100,000
   Officer
 Donald M. Spurgin             1996      139,555           -         15,503
   Vice Chairman               1995      150,000           -         17,640
                               1994      120,000           -         16,248               100,000

--------------

(1) Includes (a) average monthly lease payments by the Company of $817 in 1994, $700 in 1995 and $700 in 1996 for automobiles used by Mr. Rego and $947 in 1994, $700 in 1995 and $700 in 1996 for automobiles used by Mr. Spurgin and (b) Company contributions to defined contribution plans of $3,416 on behalf of each of Mr. Rego and Mr. Spurgin in 1995 and $4,535 for Mr. Rego and $4,217 for Mr. Spurgin in 1996.

DEFINED BENEFIT PLANS AND OTHER ARRANGEMENTS

       The Company has no defined benefit plans and has not entered into any agreements or arrangements with respect to any of its executive officers, other than Mr. Spurgin's employment agreement as discussed below.

OPTION GRANTS

       There were no grants of options to purchase Common Stock granted during the year ended December 31, 1996 to either of the named executive officers.

       The following table summarizes the number and value of options exercised during 1996, as well as the number and value of unexercised options, as of December 31, 1996, held by each of the named officers.


     AGGREGATED OPTION EXERCISES IN 1996 AND DECEMBER 31, 1996 OPTION VALUE

                                                                                               Value of
                                                                         Number of            Unexercised
                                                                        Unexercised          In-the-Money
                                                                        Options at            Options at
                                                                        FY-End (#)          FY-End ($) (1)
                          Shares Acquired                              Exercisable/          Exercisable/
 Name                     on Exercise (#)      Value Realized ($)      Unexercisable         Unexercisable
 --------------------    -----------------    -------------------     ---------------       ---------------
 Vincent A. Rego                --                    --              100,000 shares/          $425,500/
                                                                            0  shares          $      0
 Donald M. Spurgin              --                    --              100,000  shares/         $425,500/
                                                                            0  shares          $      0



(1) The high sales price per share on December 31, 1996 was $17.38 as reported by the NASDAQ National Market System.


COMPENSATION OF DIRECTORS

       Directors do not receive fees for attending meetings of the Board of Directors. The Company does, however, reimburse directors for reasonable travel, lodging and related expenses incurred in attending Board and committee meetings.

EMPLOYMENT AGREEMENT

       The Company employs Donald M. Spurgin under an Employment Agreement (the "Employment Agreement") as an Executive of the Company for the period October 1, 1996 through September 6, 2002. The agreement provides for an annual salary of $99,000 per year, which the Board of Directors may increase from time to time. Under the Employment Agreement, Mr. Spurgin is entitled to such bonuses or other discretionary compensation payments as the President may award him from time to time, and is also entitled to participate in any employee benefit plans, programs and arrangements provided by the Company from time to time to its employees.

PERFORMANCE GRAPH

       The following graph sets forth the cumulative total stockholder return, which assumes reinvestment of dividends, of a $100 investment in the Company's Common Stock, the Peer Group and CRSP Total Return Index for The Nasdaq Stock Market (U.S. companies) on July 16, 1992, the effective date of the Company's initial public offering. The graph is based on an initial investment in the Company's Common Stock at $9.375 per share, the closing sale price of the Common Stock on such date.

                COMPARISON OF QUARTERLY CUMULATIVE TOTAL RETURN
           AMONG THE COMPANY, PEER GROUP AND CRSP TOTAL RETURN INDEX
                       FOR THE NASDAQ STOCK MARKET (U.S.)




                                  [GRAPH]




                                7/16/92   12/31/92    12/31/93    12/30/94   12/29/95  12/31/96
                                -------   --------    --------    --------   --------  --------
Company                           100        109.3       120         186.7     104.0      184.0

CRSP Total Return Index for       100        118.7       149.6        97.6     188.1      231.3
The NASDAQ Stock Market

Peer Group                        100        118.5       135.2       132.2     131.5      154.7

--------------

(1) Consists of the following companies: Bird Corporation, Elcor Corporation, Justin Industries, Masco Industries, Inc., Morgan Products, Ltd., Republic Gypsum Company and TJ International Inc.

                       PROPOSAL TO APPROVE AMENDMENTS TO
                 THE COMPANY'S 1989 EMPLOYEE STOCK OPTION PLAN

GENERAL

       The Encore Wire Corporation 1989 Employee Stock Option Plan (the "Plan") was adopted by the Board of Directors of the Corporation prior to the initial public offering of the Company's Common Stock. The stockholders approved the Plan at the 1992 Annual Meeting. At the 1994 Annual Meeting, the stockholders approved an amendment to the Plan to (i) increase from 374,000 to 674,000 the aggregate number of shares of Common Stock of the Company reserved for issuance under the Plan, and (ii) make certain conforming changes. At a meeting of the Board of Directors of the Company in January 1997, the Board of Directors adopted a proposal to amend the Plan to (i) increase from 674,000 to 774,000 the aggregate number of shares of Common Stock of the Company reserved for issuance under the Plan and (ii) make certain clarifying changes required by the Internal Revenue Code as currently in effect (the "Code"). A copy of the Plan, as amended by the Board of Directors, is attached hereto as Annex A. The proposal to amend the Plan is subject to stockholder approval.

       The Plan is administered by the Committee, which determines the officers and employees (including officers and employees who are also members of the Board of Directors) to whom options shall be granted, the time or date of grant of each such option, the number of shares subject thereto, and the price at which such shares may be purchased. The Committee, in its discretion, may designate any option as an incentive stock option intended to qualify under
Section 422 of the Code. The purchase price per share of Common Stock under each option may not be less than 100 percent of the fair market value per share of Common Stock at the time the option is granted; provided, however, that the purchase price per share of Common Stock under any incentive stock option granted to an optionee who, at the time such incentive stock option is granted, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company will be at least 110 percent of the fair market value per share of Common Stock at the date of grant. The maximum number of shares of Common Stock for which options may be granted under the Plan to any one employee during a calendar year is 100,000.

       Upon exercise of an option, the purchase price must be paid in full in cash or, with the consent of the Board and if and to the extent provided for under the option agreement for such option, in cash and/or by delivery of shares of Common Stock already owned by the optionee, or a combination thereof. Except as otherwise provided for in the Plan, each option granted under the Plan will be exercisable during such period commencing on or after the expiration of one year from the date of the grant of such option as the Committee determines. An option granted under the Plan is transferable by the optionee only by will or by the laws of descent and distribution and is exercisable during the lifetime of the optionee only by the optionee.

       Subject to the right of the Board to terminate the Plan prior thereto, the Plan will terminate at the expiration of 10 years from April 21, 1989, the date of adoption of the Plan by the Board. No options may be granted after termination of the Plan. The Board may alter or amend the Plan but may not without the approval of the stockholders of the Company make any alteration or amendment thereof which operates (i) to abolish the Committee, change the qualifications of its members or withdraw the administration of the Plan from its supervision, (ii) to increase the total number of shares of Common Stock which may be granted under the Plan (other than pursuant to certain standard antidilution provisions set forth in the Plan), (iii) to extend the term of the Plan or the maximum exercise period of options, (iv) to decrease the minimum exercise price (other than pursuant to the antidilution provisions), or (v) to materially modify the requirements as to eligibility for participation in the Plan. No termination or amendment of the Plan will adversely affect the rights of an optionee under an option, except with the consent of such optionee.

REASONS AND PRINCIPAL EFFECTS OF THE PROPOSAL

       Increase in Number of Shares. As of December 31, 1996, there were outstanding stock options covering 463,200 shares of Common Stock held by 20 people and only 50 shares of Common Stock remained available for future awards under the Plan. One purpose of the proposal is to continue the Plan by increasing by 100,000 shares the aggregate number of shares of Common Stock that may be issued under the Plan. If the proposal is adopted, the employees of the Company who are eligible to participate in the Plan could receive more benefits under the Plan than they could if the proposal is not adopted.

NEW PLAN BENEFITS

       On January 31, 1997, the Committee awarded options to certain employees of the Company (none were awarded to the named executive officers), subject to stockholder approval of the proposal to amend the Plan. The options are nonqualified, ten year options and vest as follows: 20% of the shares covered by the options may be purchased each year starting on the first anniversary of the options. After the fifth anniversary of the option award, 100% of the shares covered by the options may be purchased. The options are designed to provide the Company a tax deduction equal to the amount of ordinary income recognized by the optionee. The options were granted with an exercise price of $18.75 per share, the last reported sale price of the Common Stock on the date the options were granted. The following table sets forth certain information relating to such awards to the specified groups and persons.

                               NEW PLAN BENEFITS

NAME AND TITLE                                                   AWARDS GRANTED
  OR GROUP                                                       (NO. OF SHARES)
---------------                                                  ---------------
Named executive officers  . . . . . . . . . . . . . . . . . . . . . . .        0

Current executive officers as a group   . . . . . . . . . . . . . . . .   22,000

Current directors who are not executive officers, as a group  . . . . .        0

All current employees, including officers who are not executive
  officers, as a group  . . . . . . . . . . . . . . . . . . . . . . . .   22,000


UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

       The following summary is based on an analysis of the Code, existing laws, judicial decisions, administrative rulings, regulations, and proposed regulations, all of which are subject to change. Moreover, the following is only a summary of federal income tax consequences, and the federal income tax consequences to participants may be either more or less favorable than those described below, depending on their particular circumstances.

       Incentive Stock Options. No income will be recognized by an optionee for federal income tax purposes upon the grant or exercise of an incentive stock option. The basis of shares transferred to an optionee pursuant to the exercise of an incentive stock option is the price paid for such shares. If the optionee holds such shares for at least one year after transfer of the shares to the optionee and two years after the grant of the option, the optionee will recognize capital gain or loss upon sale of the shares received upon such exercise equal to the difference between the amount realized on such sale and the exercise price. Generally, if the shares are not held for that period, the optionee will recognize ordinary income upon disposition in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of such shares, or if less (and if the disposition is a transaction in which loss, if any, will be recognized), the gain on disposition. Any additional gain realized by the optionee upon such disposition will be a capital gain.

       The excess of the fair market value of shares received upon the exercise of an incentive stock option over the option price for such shares is an item of adjustment for the optionee for purposes of the alternative minimum tax.

       The Company is not entitled to a deduction upon the exercise of an incentive stock option by an optionee. If the optionee disposes of the shares of stock received pursuant to such exercise prior to the expiration of one year following transfer of the shares to the optionee or two years after grant of the option, however, the Company may, subject to the deduction limitation described below, deduct an amount equal to the ordinary income recognized by the optionee upon disposition of the shares at the time such income is recognized by the optionee.

       If an optionee uses already owned shares of Common Stock to pay the exercise price for shares under an incentive stock option, the resulting tax consequences will depend upon whether such already owned shares of Common Stock are "statutory option stock", and, if so, whether such statutory option stock has been held by the optionee for the applicable holding period referred to in
Section 424(c)(3)(A) of the Code. In general, "statutory option stock" (as defined in Section 424(c)(3)(B) of the Code) is any stock acquired through the exercise of an incentive stock option or an option granted under an employee stock purchase plan, but not stock acquired through the exercise of a nonqualified stock option. If such stock is statutory option stock with respect to which the applicable holding period has been satisfied, no income will be recognized by the optionee upon the transfer of such stock in payment of the exercise price of an incentive stock option. If such stock is not statutory option stock, no income will be recognized by the optionee upon the transfer of such stock unless such stock is not substantially vested within the meaning of the regulations under Section 83 of the Code (in which event it appears that the optionee will recognize ordinary income upon the transfer equal to the amount by which the fair market value of the transferred shares exceeds their basis). If the stock used to pay the exercise price of an incentive stock option is statutory option stock with respect to which the applicable holding period has not been satisfied, the transfer of such stock will be a disqualifying disposition described in Section 421(b) of the Code which will result in the recognition of ordinary income by the optionee in an amount equal to the excess of the fair market value of the statutory option stock at the time the option covering such stock was exercised over the option price of such stock. Under the present provisions of the Code, it is not clear whether all shares received upon the exercise of an incentive stock option with already owned shares will be statutory option stock or how the optionee's basis will be allocated among such shares.

       Nonqualified Stock Options. No income will be recognized by an optionee for federal income tax purposes upon the grant of a nonqualified stock option. Upon exercise of a nonqualified option, the optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price of such shares.

       Income recognized upon the exercise of nonqualified stock options will be considered compensation subject to withholding at the time such income is recognized, and therefore, the Company or an affiliate must make the necessary arrangements with the optionee to ensure that the amount of the tax required to be withheld is available for payment. Nonqualified stock options are designed to provide the Company with a deduction equal to the amount of ordinary income recognized by the optionee at the time of such recognition by the optionee, subject to the deduction limitations described below.

       The basis of shares transferred to an optionee pursuant to exercise of a nonqualified stock option is the price paid for such shares plus an amount equal to any income recognized by the optionee as a result of the exercise of such option. If an optionee thereafter sells shares acquired upon exercise of a nonqualified stock option, any amount realized over the basis of such shares will constitute capital gain to such optionee for federal income tax purposes.

       If an optionee uses already owned shares of Common Stock to pay the exercise price for shares under a nonqualified option, the number of shares received pursuant to the option which is equal to the number of shares delivered in payment of the exercise price will be considered received in a nontaxable exchange, and the fair market value of the remaining shares received by the optionee upon such exercise will be taxable to the optionee as ordinary income. If such already owned shares of Common Stock are not "statutory option stock" (which is defined in Section 424(c)(3)(B) of the Code to include any stock acquired through the exercise of an incentive stock option or an option granted under an employee stock purchase plan, but not stock acquired through the exercise of a nonqualified stock option) or are statutory option stock with respect to which the applicable holding period referred to in Section 424(c)(3)(A) of the Code has been satisfied, the shares received pursuant to the exercise of the option will not be statutory option stock and the optionee's basis in the number of shares received in exchange for the stock delivered in payment of the exercise price will be equal to the basis of the shares delivered in payment. The basis of the remaining shares received upon such exercise will be equal to the fair market value of such shares. However, if such already owned shares of Common Stock are statutory option stock with respect to which the applicable holding period has not been satisfied, it is not presently clear whether such exercise will be considered a disqualifying disposition of the statutory option stock, whether the shares received upon such exercise will be statutory option stock or how the optionee's basis will be allocated among the shares received.

       Limitations on the Company's Compensation Deduction. Section 162(m) of the Code limits the deduction which the Company may take for otherwise deductible compensation payable to certain executive officers of the Company to the extent that compensation paid to such officers for such year exceeds $1 million, unless such compensation is performance-based, is approved by the Company's stockholders, and meets certain other criteria. Compensation attributable to a stock option is deemed to satisfy the requirements for performance-based compensation if (i) the grant or award is made by the compensation committee; (ii) the plan under which the option or right is granted states the maximum number of shares with respect to which options or rights may be granted during a specified period to any employee; and (iii) under the terms of the option or right, the amount of compensation the employee could receive is based solely on an increase in the value of the stock after the date of the grant or award. The Plan has been designed to enable awards of options granted by the compensation committee to qualify as performance-based compensation for purposes of Section 162(m) of the Code.

       Tax Withholding. To satisfy applicable withholding tax requirements, the Committee may require payment from an employee, may withhold from payments made under the Plan, or may withhold from other compensation payable to the employee.

RECOMMENDATION OF THE BOARD OF DIRECTORS

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND THE PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF THE PROPOSAL UNLESS STOCKHOLDERS SPECIFY OTHERWISE.


                                    AUDITORS

       Based on the recommendation of the Audit Committee of the Board of Directors of the Company, Ernst & Young LLP, which has served as the Company's independent public accountants since the Company's inception, has been appointed by the Board of Directors to audit the financial statements of the Company for the year ending December 31, 1997, subject to the ratification of such appointment by the stockholders of the Company. Although it is not required to do so, the Board of Directors is submitting the selection of auditors for ratification in order to obtain the stockholders' approval of this appointment. If the selection is not ratified, the Board of Directors will reconsider the appointment. Representatives of Ernst & Young LLP are expected to be present at the meeting to respond to appropriate questions from the stockholders and will be given the opportunity to make a statement should they desire to do so.

                    STOCKHOLDER PROPOSALS AND OTHER MATTERS

       It is contemplated that the 1998 Annual Meeting of Stockholders of the Company will take place during the first week of May 1998. Stockholder proposals for inclusion in the Company's proxy materials for the 1998 Annual Meeting of Stockholders must be received by the Company at its offices in McKinney, Texas, addressed to the Secretary of the Company, not less than 120 days in advance of the date (month and day only) this Proxy Statement is first distributed to stockholders; provided, that if the 1998 Annual Meeting of Stockholders is changed by more than 30 days from the presently contemplated date, proposals must be so received a reasonable time in advance of the meeting.

       The Board of Directors does not intend to present any other matters at the meeting and knows of no other matters that will be presented; however, if any other matter properly comes before the meeting, the persons named in the enclosed proxy intend to vote thereon according to their best judgment.


                              CERTAIN TRANSACTIONS

       Since its inception the Company has used Manufacturer's Transportation, Inc., a Plano, Texas based common carrier, to deliver materials to the Company and to deliver the Company's products to manufacturers' representatives' warehouses and customers. Manufacturer's Transportation, Inc. is wholly owned by the adult children of Donald M. Spurgin (one of whom is the spouse of Daniel
L. Jones, a nominee for director and the Company's Vice President -- Sales and Marketing). The Board of Directors of the Company has approved the Company's continued use of transportation services provided by Manufacturer's Transportation, Inc., subject to future determinations by disinterested directors that any and all such services are at rates no less favorable than are available from non-affiliated parties. During the fiscal year ended December 31, 1996, the Company paid Manufacturer's Transportation, Inc. approximately $1.9 million for these services on the basis of rates the Company believes compare favorably with rates charged by other common carriers. The rates charged by Manufacturer's Transportation, Inc. are filed with the Interstate Commerce Commission.



                   BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Section 16(a) of the Exchange Act requires directors and officers of the Company, and persons who own more than 10 percent of the Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock. Directors, officers and more than 10 percent stockholders are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file.

       To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 1996, all of its directors, officers and more than 10 percent beneficial owners complied with all applicable Section 16(a) filing requirements except for Donald E. Courtney. Mr. Courtney inadvertently failed to file two Form 4s, each reporting one acquisition of Common Stock. Mr. Courtney has since reported those transactions.

                                 ANNUAL REPORT

       The Company has provided without charge to each person whose proxy is solicited hereby a copy of the 1996 Annual Report of the Company, which includes the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (including the consolidated financial statements) filed with the SEC. Additional copies of the Annual Report may be obtained without charge upon written request to the Company, Encore Wire Corporation, 1410 Millwood Road, McKinney, Texas, 75069, Attention: Corporate Secretary.


                               By Order of the Board of Directors



                               Scott D. Weaver,
                               Vice President - Finance, Treasurer and Secretary

                                                                         ANNEX A

                            ENCORE WIRE CORPORATION

                            1989 STOCK OPTION PLAN *


       Section 1. Purpose. It is the purpose of the Plan to promote the interests of the Company and its stockholders by attracting, retaining and stimulating the performance of selected Employees and giving such Employees the opportunity to acquire a proprietary interest in the Company and an increased personal interest in its continued success and progress.

       Section 2. Definitions. As used herein the following terms have the following meanings:

              (a) "Affiliate" means any parent or subsidiary corporation of the Company within the meaning of Section 424(e) and (f) of the Code.

              (b)    "Board" means the Board of Directors of the Company.

              (c) "Code" means the Internal Revenue Code of 1986, as amended.

              (d) "Committee" means the Compensation Committee of the Board, each member of which shall be a disinterested person within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

              (e) "Common Stock" means the $.01 par value Common Stock of the Company.

              (f) "Company" means Encore Wire Corporation, a Delaware corporation.

              (g) "Employee" means any regular salaried officer or employee of the Company or an Affiliate, including such officers or employees who are also members of the Board.

              (h) "Fair Market Value" means the closing sales price of the Common Stock on the date in question (or if there is no reported sale on such date, then on the last preceding date on which a report of sale occurred) as reported on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), or on any national securities exchange on which the Common Stock is then traded; or if the Common Stock is not listed or admitted to trading on any such exchange and is not listed as a national market security on NASDAQ, but is quoted on NASDAQ (or any similar system), "Fair Market Value" shall mean the average of the closing high bid and low ask prices of the Common Stock on such system on the date in question.

---------------

* Language added by amendment adopted by the Board of Directors in January 1997 is underscored. Deleted language is struck through.

              (i) "Option" means any option to purchase shares of Common Stock granted pursuant to the provisions of the Plan.

              (j) "Optionee" means an Employee who has been granted an Option under the Plan.

              (k) "Plan" means this Encore Wire Corporation 1989 Stock Option Plan.

       Section 3. Number of Shares. Options may be granted by the Company from time to time under the Plan to purchase an aggregate of 774,000 shares of the authorized Common Stock. If any Option expires or terminates for any reason without having been exercised in full, the unpurchased shares subject to such expired or terminated Option shall be available for purposes of the Plan. The maximum number of shares of Common Stock for which options may be granted under the Plan to any one Employee during a calendar year is 100,000.

       Section 4.  Administration of the Plan.

              (a) The Plan shall be administered by the Committee. Each member of the Committee shall be appointed by the Board. The Board shall have the sole continuing authority to appoint members of the Committee, both in substitution for members previously appointed and to fill vacancies.

              (b) The Committee shall have full authority subject to the express provisions of the Plan to interpret the Plan, to provide, modify and rescind rules and regulations relating to it, to determine the terms and provisions of each Option and the form of each option agreement evidencing an Option granted under the Plan, including the authority to place restrictions on the shares of Common Stock to be purchased pursuant to an Option, and to make all other determinations and perform such actions as the Committee deems necessary or advisable to administer the Plan. In addition, the Committee shall have full authority, subject to the express provisions of the Plan, to determine the Employees to whom Options shall be granted, the time or date of grant of each such Option, the number of shares subject thereto, and the price at which such shares may be purchased. In making such determinations, the Committee may take into account the nature of the services rendered by the Employee, his present and potential contributions to the success of the Company's business and such other facts as the Committee in its discretion shall deem appropriate to carry out the purposes of the Plan.

              (c) Notwithstanding the authority hereby delegated to the Committee to grant Options to Employees under the Plan, the Board also shall have full authority, subject to the express provisions of the Plan, to grant options to Employees under the Plan, to interpret the Plan, to provide, modify and rescind rules and regulations relating to it, to determine the terms and provisions of Options granted to Employees under the Plan and the form of option agreements evidencing Options granted under the Plan and to make all other determinations and perform such actions as the Board deems necessary or advisable to administer the Plan; provided, however, that the Board shall not grant any Option to any officer (as defined in Rule 16b-3) of the Company or to any Employee who is also a member of the Board, except upon, and strictly in accordance with, a recommendation of the Committee regarding the number of shares covered by, and the recipient, timing, exercise price and other terms of, such Option.

              (d) No member of the Committee shall be eligible to receive an Option.

       Section 5. Grant of Options. At any time and from time to time during the duration of the Plan and subject to the express provisions thereof, Options may be granted by the Committee to any Employee for such number of shares of Common Stock as the Committee in its discretion shall deem to be in the best interest of the Company and which will serve to further the purposes of the Plan. The Committee, in its discretion, may designate any Option so granted as an incentive stock option intended to qualify under Section 422A of the Code; provided, however, that the aggregate Fair Market Value (determined as of the time an incentive stock option is granted) of the Common Stock with respect to which incentive stock options granted to an Employee under the Plan (including all options qualifying as incentive stock options pursuant to Section 422A of the Code granted to such Employee under any other plan of the Company or any Affiliate) are exercisable for the first time by such Employee during any calendar year shall not exceed $100,000.

       Section 6. Option Price. The purchase price per share of Common Stock under each Option shall be determined by the Committee but in no event shall be less than 100% of the Fair Market Value per share of Common Stock at the time the Option is granted; provided, however, that the purchase price per share of Common Stock under any incentive stock option granted to an Optionee who, at the time such incentive stock option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate shall be at least 110% of the Fair Market Value per share of Common Stock at the date of grant. Upon exercise of an Option, the purchase price shall be paid in full in cash or, if and to the extent provided for under the option agreement for such Option, in cash and or by delivery of shares of Common Stock already owned by the Optionee having an aggregate Fair Market Value equal to the purchase price. The proceeds of such sale shall constitute general funds of the Company. Upon exercise of an Option, the Optionee will be required to pay to the Company the amount of any federal, state or local taxes required by law to be withheld in connection with such exercise.

       Section 7. Option Period and Terms of Exercise of Options. Except as otherwise provided for herein, each Option granted under the Plan shall be exercisable during such period commencing on or after the expiration of one year from the date of the grant of such Option as the Committee shall determine; provided that the otherwise unexpired portion of any Option shall expire and become null and void no later than upon the first to occur of (i) the expiration of ten years from the date such Option was granted, (ii) the expiration of three months from the date of the termination of the Optionee's employment with the Company or an Affiliate for any reason other than death or disability, or (iii) the expiration of one year from the date of the termination of the Optionee's employment with the Company or an Affiliate by reason of death or disability. Anything herein to the contrary notwithstanding, the otherwise unexpired portion of any Option granted hereunder shall expire and become null and void immediately upon an Optionee's termination of employment with the Company or an Affiliate by reason of such Optionee's fraud, dishonesty or performance of other acts detrimental to the Company or an Affiliate. Any incentive stock option granted to an Optionee who, at the time such incentive stock option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate shall not be exercisable after the expiration of five years from the date of its grant. Under the provisions of any option agreement evidencing an Option, the Committee may limit the number of shares purchasable thereunder in any period or periods of time during which the Option is exercisable and may impose such other terms and conditions upon the exercise of an Option as are not inconsistent with the terms of this Plan; provided, however, that the Committee, in its discretion, may accelerate the exercise date of any Option to any date following the date of grant.

       Section 8. Nontransferability of Options. An Option granted under the Plan shall be transferable by the Optionee only by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionee only by the Optionee.

       Section 9. Termination of Employment. Transfers of employment between the Company and any of its Affiliates shall not be considered to be a termination of employment for the purposes of this Plan. Nothing in the Plan or in any option agreement evidencing an Option granted under the Plan shall confer upon any Optionee any right to continue in the employ of the Company or any Affiliate or in any way interfere with the right of the Company or any Affiliate to terminate the employment of the Optionee at any time, with or without cause.

       Section 10. Adjustments Upon Changes in Common Stock. In the event the Company shall effect a split of the Common Stock or dividend payable in Common Stock, or in the event the outstanding Common Stock shall be combined into a smaller number of shares, the maximum number of shares as to which Options may be granted under the Plan and the maximum number of shares as to which an Option or Options may be granted to any one Optionee during a calendar year shall be decreased or increased proportionately. In the event that before delivery by the Company of all of the shares of Common Stock in respect of which any Option has been granted under the Plan, the Company shall have effected such a split, dividend or combination, the shares still subject to such Option shall be increased or decreased proportionately and the purchase price per share shall be decreased or increased proportionately so that the aggregate purchase price for all of the then optioned shares shall remain the same as immediately prior to such split, dividend or combination.

       In the event of a reclassification of Common Stock not covered by the foregoing, or in the event of a liquidation or reorganization (including a merger, consolidation, spinoff or sale of assets) of the Company or an Affiliate, the Committee shall make such adjustments, if any, as it may deem appropriate in the number, purchase price and kind of shares covered by the unexercised portions of Options theretofore granted under the Plan. The provisions of this Section shall only be applicable if, and only to the extent that, the application thereof does not conflict with any valid governmental statute, regulation or rule.

       Section 11. Amendment and Termination of the Plan. Subject to the right of the Board to terminate the Plan prior thereto, the Plan shall terminate at the expiration of ten years from April 21, 1989, the date of adoption of the Plan by the Board. No Options may be granted after termination of the Plan. The Board may alter or amend the Plan but may not without the approval of the stockholders of the Company make any alteration or amendment thereof which operates (i) to abolish the Committee, change the qualifications of its members or withdraw the administration of the Plan from its supervision,
(ii) to increase the total number of shares of Common Stock which may be granted under the Plan (other than as provided in Section 10 hereof), (iii) to extend the term of the Plan or the maximum exercise period provided in Section 7 hereof, (iv) to decrease the minimum purchase price provided in Section 6 hereof (other than as provided in Section 10 hereof), or (v) to materially modify the requirements as to eligibility for participation in the Plan.

       No termination or amendment of the Plan shall adversely affect the rights of an Optionee under an Option, except with the consent of such Optionee.

       Section 12. Requirements of Law. The granting of Options and the issuance of Common Stock upon the exercise of an Option shall be subject to all applicable laws, rules and regulations and to such approval by governmental agencies as may be required.

       Section 13. Effective Date of the Plan. The Plan shall become effective, as of the date of its adoption by the Board, when it has been duly approved by the unanimous written consent of the holders of the shares of Common Stock in accordance with applicable law within twelve months after the date of adoption of the Plan by the Board. If the Plan is not so approved, the Plan shall terminate and any Option granted hereunder shall be null and void.

       Section 14. Gender. Words of any gender used in the Plan shall be construed to include any other gender, unless the context requires otherwise.

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
                                                                             ANNUAL MEETING
           ENCORE WIRE CORPORATION                                           MAY 2, 1997
              This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR management's nominees for election as directors and FOR each of the other proposals set forth above.

                                                                             Dated: , 1997
                                                                             Signature
                                                                             Signature if held jointly
                                                                             Please sign exactly as name appears hereon.
                                                                             When shares are held by joint tenants, both
                                                                             should sign. When signing as attorney,
                                                                             executor, administrator, trustee or guardian,
                                                                             please give full title as such. If a
                                                                             corporation, please sign in full corporate
                                                                             name by President or other authorized
                                                                             officer. If a partnership, please sign in
                                                                             partnership name by authorized person.

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   P
   R
   O
   X
   Y

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P R O X Y


                                       ANNUAL MEETING       Continued from other
       ENCORE WIRE CORPORATION           MAY 2, 1997                side


       The undersigned hereby appoints VINCENT A. REGO and DANIEL L. JONES, and each of them, as the undersigned's attorneys and proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as directed below, all the shares of common stock of ENCORE WIRE CORPORATION (the "Company") held of record by the undersigned on March 10, 1997, at the annual meeting of stockholders to be held on May 2, 1997 or any adjournment thereof.

       Please mark boxes [X] in blue or black ink.

       1. ELECTION OF DIRECTORS  [ ] FOR all nominees listed below (except as marked to the contrary below)

                                 [ ] WITHHOLD AUTHORITY to vote for all nominees
                                     listed below.

       (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name below.)

       Donald E. Courtney  Daniel L. Jones  Vincent A. Rego    William R. Thomas
       A. A. Gingell       John P. Pringle  Donald M. Spurgin  John H. Wilson

       2. PROPOSAL TO APPROVE AMENDMENT TO THE COMPANY'S 1989 EMPLOYEE STOCK OPTION PLAN

                     FOR [ ]        AGAINST [ ]        ABSTAIN [ ]

       3. PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997:

                     FOR [ ]        AGAINST [ ]        ABSTAIN [ ]

       4. The above-named attorney and proxy (or his substitute) is authorized to vote in his discretion upon such other business as may properly come before the meeting or any adjournment thereof.

                           THIS PROXY SOLICITED BY DIRECTORS

         PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE
                                   ENCLOSED ENVELOPE

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